UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2013

HYPERTENSION DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-24635	41-1618036
(Commission File Number)	(IRS Employer Identification No.)

10501Wayzata Boulevard, Suite 102
Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

(952) 545-2457

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01        Other Events.

On April 9, 2013, HDI Plastics, Inc. (“HDIP”), a wholly-owned subsidiary of the Registrant announced it had commenced processing operations at a leased facility located at 601 West Second Street, Taylor, Texas.  Taylor is located near Austin, Texas.  HDIP expects that it will gradually return to regular operations on a single shift and, provided that both the supply of material and demand for HDIP’s production exists, the Company expects to increase production levels over time.  The Taylor facility consists of approximately 65,000 square feet of production and operations space and approximately 20,000 square feet of additional storage.  The Registrant previously disclosed that on March 29, 2012 it had ceased operations and closed its Austin, Texas production facility and was seeking to relocate its processing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC

Date: April 9, 2013	By:	/s/ Kenneth W. Brimmer
Name: Kenneth W. Brimmer
Title: Chief Executive Officer and Chief Financial Officer